UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported 10/07/2005)

                          Med Gen Inc.
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     (Exact name of registrant as specified in its charter)

           Nevada                   000-29171            65-0703559
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(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)         Identification No.)


     7284 West Palmetto Park Road, Suite #207, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7284 West Palmetto Park Road
                           Suite #207
                      Boca Raton, FL  33433


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Item 8.01  Other Events.

The Company's product SNORENZ will no longer be carried by WalMart.
The decision was made by Walmart because of declining sales in the overall category and declining sales by its largest competitor. According to the recent published IRI data the category is down 46% on an annual basis and Snorenz was not meeting the minimum bottle per store pull through ratios. WalMart sales were 344,218.01 for the 2004 fiscal year {10-1-2004 through 9-30-2005}. They represented 38.27% of the annual volume of sales.
The Company has been advised that the category will be reviewed again in February / March 2006. Furthermore the Company's other product: Good Night's Sleep will also be reviewed for possible future sale to the WalMart chain.

In late August 2005 the Company was notified by Walgreen's that Snorenz would no longer be carried by the chain. Poor sales in the overall category, including poor sales of the Walgreen's generic brand prompted this action. Both Snorenz and the generic product were discontinued.

Sales at Walgreens for fiscal 2004 were $142,022.40. They represented 16.01% of the annual sales volume.

The Company which recently completed a financing of $500,000 will be launching a direct marketing campaign in November 2005 to offset an approximate loss of over 54% of its annual volume. The campaign will begin in NYC will full page ads in major periodicals and an 800 call in program. Based on company figures, the company will only need to bring in revenues of $291,744 to replace the lost sales revenue from Walgreen and WalMart as a result of savings for Broker commissions, advertising expenses, deductions, allowances, damages and returns.

The Company's products are now featured at Albertson's, Rite-Aid, Meijers, Happy Harry's, Cardinal Foods, Amerisource Bergen, McKesson, Brooks/Eckerds, Osco Drug, SavOn, Drugstore.com and others. The company is continuing to solicit new accounts from over 100 additional chains across the United States and launch its Un-Diet Spray Program before the end of 2005.


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                            SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Med Gen Inc.
Date: October 07, 2005
                              /s/Paul B. Kravitz
                              ----------------------------------
                              Paul B. Kravitz,
                              Chairman & Chief Executive Officer



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